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                                                                   EXHIBIT 3.6


                        TOLEDO TECHNOLOGIES INC.
                        A DELAWARE CORPORATION

                              BY - LAWS


                              ARTICLE I

                            Stockholders



     Section 1.1 Annual Meeting.

     An annual meeting of stockholders for the purpose of electing directors and of transacting such other business as may come before it shall be held each year at such date, time and place, either within or without the State of Delaware, as may be specified by the Board of Directors.

     Section 1.2 Special Meetings.

     Special meetings of stockholders shall be held at such place either within of without the State of Delaware, as may be designated in the notice of the meeting, whenever called in the manner required by law for purposes as to which there are special statutory provisions, and for other purposes whenever called by the Chairman of the Board or the President, or the Board of Directors; or the holders of record of a majority of the outstanding shares of stock by filing with the Secretary a written application for such meeting stating the time, place and purposes thereof.

     Section 1.3 Notice of Meetings.

     Notice of stockholders' meetings, stating the place, date and hour thereof, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by the Chairman of the Board, the President, any Vice President, the Secretary or any Assistant Secretary to each stockholder







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of record entitled to vote thereat not less than ten (10) days nor more than sixty (60) days before the date of the meeting, unless a different period is prescribed by law.

     Section 1.4 Quorum.

     Except as otherwise provided by law, at any meeting of stockholders the holders of a majority of the outstanding shares of stock entitled to vote at the meeting shall be present or represented by proxy in order to constitute a quorum for the transaction of any business. In the absence of a quorum, the holders of a majority of the outstanding shares of stock entitled to vote thereat and present or represented by proxy, or the chairman of the meeting may adjourn the meeting from time to time, and any meeting may be held as thus adjourned, and any business may be transacted thereat.

     Section 1.5 Organization.

     The Chairman of the Board, or in his absence the President, or in their absence a Vice President, shall call to order meetings of stockholders and shall act as chairman of such meetings. The Board of Directors or the stockholders may appoint any stockholder or any director or officer of the Corporation to act as chairman of any meeting in the absence of the Chairman of the Board, the President and a Vice President.

     The Secretary of the Corporation shall act as secretary of all meetings of stockholders, but in the absence of the Secretary the chairman of the meeting may appoint any other person to act as secretary of the meeting.

     Section 1.6 Voting.

     Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy







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provides for a longer period. Unless otherwise provided in the certificate of incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by him. Except as otherwise provided by law or in the certificate of incorporation and except for the election of directors, at any meeting duly called and held at which a quorum is present, each question shall be decided by a majority of the votes which could be cast at such meeting by the holders of outstanding shares of stock entitled to vote thereon who are present in person or by proxy. At any election of directors at which a quorum is present, the directors shall be elected by a plurality of the votes cast at such election.

                                 ARTICLE II

                              Board of Directors

     Section 2.1 Number and Term of Office.

     The business, property and affairs of the Corporation shall be managed and controlled by a Board of three (3) directors; provided, however, that the Board, by resolution adopted by vote of a majority of the then authorized number of directors, may increase or decrease the number of directors, but in no event shall the number of directors be less than one (1) nor more than fifteen (15). The directors shall be elected at the annual meeting of stockholders, and serve until the next succeeding annual meting of stockholders or until the election and qualification of their respective successors, except as hereinafter otherwise provided for in Article IV.

     Section 2.2 Chairman of the Board.

     The directors may elect one of their members to be Chairman of the Board of Directors. The Chairman shall be subject to the control of and may





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be removed by the Board of Directors with or without cause. He shall perform such duties as may from time to time be assigned to him by the Board.

     Section 2.3 Meetings.

     The directors may hold their meetings either within or without the State of Delaware.

     Regular meetings of the Board of Directors may be held at such time and place as shall from time to time be determined by the Board, and no notice thereof shall be required to be given to the directors.

     Special meetings of the Board of Directors shall be held at such time and place as shall be designated in the notice of the meeting whenever called by the Chairman of the Board, the President or by a majority of the directors then in office.

     Section 2.4 Notice of Special Meetings.

     The Secretary, or in his absence any other officer of the Corporation, shall give notice of the time and place of holding of special meetings of the Board of Directors by mail at least five (5) business days before the meeting, or by telegram, cable or radiogram or personal service at least 24 hours before the meeting, to each director. Unless otherwise stated in the notice thereof, any and all business may be transacted at any meeting without specification of such business in the notice.

     Section 2.5 Quorum and Organization of Meetings.

     A majority of the directors then in office shall constitute a quorum for the transaction of business; best if at any meting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice or waiver. Except as otherwise provided by law or by these bylaws, a majority of the directors present at any meeting at which a quorum is






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present may decide any question brought before such meeting. Meetings shall be presided over by the Chairman of the Board, or in his absence by the President, or in the absence of both by such other person as may be selected by the directors. The Secretary of the Corporation shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

     Section 2.6 Committees.

     Each committee which may be established by the Board of Directors or these by-laws may fix its own rules and procedures. Notice of meetings of committees, other than of regular meetings provided for by the rules, shall be given to committee members. All action taken by committees shall be recorded in minutes of the meetings.

     Section 2.7 Action without Meeting.

     Nothing contained in these by-laws shall be deemed to restrict the power of the directors or members of any committee to take any action, required or permitted to be taken by them, without a meeting, in accordance with applicable provisions of law.

     Section 2.8 Compensation of Directors.

     The amount, if any, which each director shall be entitled to receive as compensation for his services as such shall be fixed from time to time by resolution of the Board of Directors. If any director shall serve as a member of any committee of the Board or perform special services at the instance of the Board, such director may be paid such additional compensation as the Board of Directors may determine. Each director shall be entitled to such reimbursement for traveling expenses incurred by him in attending any meeting of the Board of Directors or of a committee as the Board of Directors may determine. Such compensation and reimbursement shall be payable even though an adjournment is had because of the absence of a quorum.






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                                   ARTICLE III

                                    Officers

     Section 3.1 Officers.

     The executive officers of the Corporation shall be a President, one or more Vice Presidents, a Treasurer and a Secretary, each of whom shall be elected by the Board of Directors. The Board of Directors may elect or appoint such other officers (including a Controller and one or more Assistant Treasurers and Assistant Secretaries) as it may deem necessary or desirable each of whom shall haves such authority, shall perform such duties and shall hold office for such term as may be prescribed by the Board of Directors from time to time. Any person may hold at one time two or more offices.

     Section 3.2 The President.

     The President shall be the chief executive and operating officer of the Corporation and, subject to the provisions of these by-laws and to the direction of the Board of Directors, shall have the general management and control of the affairs and business of the Corporation and shall perform all other duties and enjoy all other powers commonly incident to his office, or which are or may at any time be authorized or required by law.

     Section 3.3 Vice President.

     Each Vice President shall generally assist the President and shall have such powers, and perform such duties, as may be delegated to him by the Board of Directors or the President.

     In the absence or disability of the President, unless the Board of Directors shall otherwise direct, any Vice President designated by the President shall exercise the powers and perform the duties of the President.






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     Section 3.4 Treasurer and Assistant Treasurer.

     The Treasurer, subject to the direction of the Board of Directors, shall have the care and custody of all funds and securities which may come into his hands. When necessary or proper he shall endorse on behalf of the Corporation, for collection, checks, notes and other obligations, and shall deposit all funds of the Corporation in such banks or other depositaries as may be designated by the Board of Directors, he shall perform all other duties and enjoy all other powers commonly incident to his office or which are or may at any time be authorized or required by law. He may be required to give a bond for the faithful discharge of his duties, in such sum and with such surety or sureties as the Board of Directors may require.

     Each Assistant Treasurer shall generally assist the Treasurer and shall have such power, and perform such duties, as may be delegated to him by the Board of Directors or the Treasurer.

     At the request of the Treasurer, any Assistant Treasurer, in the case of the absence or inability to act of the Treasurer, may act temporarily in his place. In the case of the death of the Treasurer, or in the case of his absence or inability to act without having designated an Assistant Treasurer to act temporarily in his place, the Assistant Treasurer so to perform the duties of the Treasurer shall be designated by the President.

     Section 3.5 Secretary and Assistant Secretary.

     The Secretary shall record all of the proceedings of the meetings of the stockholders and directors in a book to be kept for that purpose and, when required, the minutes of meetings of the committees, and shall be responsible for the custody of all such minutes. Subject to the direction of the Board of Directors, the Secretary shall have the custody of the stock ledger and documents






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of the Corporation. He shall have custody of the corporate seal and shall affix and attest such seal to any instrument whose execution under seal shall have been duly authorized. He shall give notice of meetings and, subject to the direction of the Board of Directors, shall perform all other duties and enjoy all other powers commonly incident to his office, or which are or may at any time be authorized or required by law.

     Each Assistant Secretary shall generally assist the Secretary and shall have such power, and perform such duties, as may be delegated to him by the Board of Directors or the Secretary.

     At the request of the Secretary, any Assistant Secretary, in the case of the absence or inability to act of the Secretary, may act temporarily in his place. In the case of the death of the Secretary, or in the case of his absence or inability to act without having designated an Assistant Secretary to act temporarily in his place, the Assistant secretary so to perform the duties of the Secretary shall be designated by the President.

     Section 3.6 Compensation.

     Compensation of officers, agents and employees shall be fixed from time to time by the Board of Directors or by the committee or committees, or person or persons, if any, to whom such power shall have been delegated by the Board of Directors.

                                    ARTICLE IV

                        Resignations, Removals and Vacancies


     Section 4.1 Resignations.

     Any director, officer or agent of the Corporation, or any member of any committee, may resign at any time upon written notice to the Corporation,






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attention of the Board of Directors, the President or the Secretary of the
Corporation. Any such resignation shall take effect at the time specified therein or, if no time is specified therein, then upon receipt thereof. The acceptance of such resignation shall not be necessary to make it effective.

     Section 4.2 Removals.

     At any meeting thereof, or by written consent, the stockholders entitled to vote may remove from office or terminate the employment of any director, officer, employee or agent with or without cause; and the Board of Directors, by vote of not less than a majority of the Board as then authorized at any meeting thereof, or by written consent, may remove from office or terminate the employment of any officer, employee or agent with or without cause.

     Section 4.3 Vacancies.

     Any vacancy occurring in any office of any director, officer or agent through death, resignation, removal or otherwise, and any newly created directorships resulting from any increase in the authorized number of directors, may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, or by the stockholders, and, subject to the provisions of this Article, the person so chosen shall hold office until his successor shall have been chosen and qualified.

                                  ARTICLE V

                                Capital Stock


     Section 5.1 Stock Certificates.

     The certificates for shares of the capital stock of the Corporation shall be in such form as shall be prescribed by law and approved by the Board of Directors. All certificates shall bear the name of the person owning the shares






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represented thereby; shall state the number of shares represented by such certificate and the date of issue; and such information shall be entered in the Corporation's books.

     Section 5.2 Transfer of Shares.

     Shares of the capital stock of the Corporation may be transferred only on the books of the Corporation by the holder thereof in person or by his duly authorized attorney, and upon the surrender of the certificate for such shares, properly endorsed.

     Section 5.3 Addresses of Stockholders.

     It shall be the duty of every stockholder to notify the Corporation of his post office address and of any change therein. The latest address furnished by each stockholder shall be entered on the books of the Corporation and the latest address appearing thereon shall be deemed conclusively to be the post office address and the last-known post office address of such stockholder. If any stockholder shall fail to notify the Corporation of his post office address, it shall be sufficient to send corporate notices to such stockholder at the address, if any, understood by the Secretary to be his post office address, or in the absence of such address, to such stockholder at the General Post Office in the city, town or place in the State of Delaware where the registered office of the Corporation is located.

     Section 5.4 Regulations.

     The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, registration, cancellation and replacement of certificates for shares of stock of the Corporation.






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                                  ARTICLE VI

                                 Miscellaneous

     Section 6.1 Contracts, etc.

     Except as otherwise prescribed by law or in these by-laws, such officer or officers, employee or employees or agent or agents of the Corporation as shall be specified by the Board of Directors shall sign, in the name and on behalf of the Corporation, all deeds, bonds, contracts, mortgages and other instruments or documents, the execution of which shall be authorized by the Board of Directors; and such authority may be general or confined to specific instances.

     Section 6.2 Checks, Drafts, etc.

     All checks, drafts, notes, bonds, bills of exchange or other orders, instruments or obligations for the payment of money shall be signed by such officer or officers, employee or employees or agent or agents of the Corporation as shall be specified by the Board of Directors.

     Section 6.3 Corporate Seal.

     The Corporate Seal shall have inscribed thereon the name of the Corporation and shall be in such form as may be approved from time to time by the Board of Directors.

     Section 6.4 Fiscal Year.

     The fiscal year of the Corporation shall begin the first day of October in each year and terminate on the thirtieth day of September in each succeeding year.

     Section 6.5 Notices and Waivers Thereof.

     Whenever any notice whatever is required by these by-laws or by the certificate of incorporation, or by any law to be given to any stockholder, director, or officer, such notice, except as otherwise provided by law, may be given personally





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or, in the case of directors or officers, by telegram, cable or radiogram, addressed to such director or officer at his place of business with the Corporation; or the notice may be given in writing by mail, in a sealed wrapper, postage prepaid, addressed to such stockholder at the address as provided in Section 5.3 of Article V, or to such director or officer at his place of business with the Corporation, if any, or such address as appears on the books of the Corporation. Any notice given by telegram, cable or radiogram shall be deemed to have been given when it shall have been delivered for transmission and any notice given by mail shall be deemed to have been given when it shall have been deposited in a post office, in a regularly maintained letter box or with a postal carrier.

     Any written waiver of notice, signed by the person entitled to notice, or, in the case of a stockholder, by his duly authorized attorney, whether before or after the time of the action for which such notice is required, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

     Section 6.6 Voting upon Stocks.

     The Board of Directors (whose authorization in this connection shall be necessary in all eases) may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, or may at any time or from time to time authorize the President, any Vice President, the Treasurer or the Secretary to appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation to cast the votes which the Corporation







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may be entitled to cast as a stockholder or otherwise in any other corporation or association, any of the stock or securities of which may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation or association, or to consent in writing to any action by any such other corporation or association; and the person or persons so appointed may be instructed as to the manner of casting such votes or giving such consent, and may be authorized to execute and deliver, on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, consents, waivers or other instruments as may be deemed necessary or proper in the premises.

                                  ARTICLE VII

                                  Amendments

     The stockholders entitled to vote shall have power to make, alter, amend or repeal the by-laws of the Corporation, and the Board of Directors shall have power equal in all respects to that of the stockholders to make, alter, amend or repeal the by-laws by vote of not less than a majority of the Board as then authorized.